                                                      ITEM 14(a)3, EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



Board of Directors and Stockholders
Tesoro Petroleum Corporation

We consent to the incorporation by reference in Registration Statement No. 333-25379 of Tesoro Petroleum Corporation on Form S-8 of our report dated January 28, 1998, appearing in this Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP

San Antonio, Texas
March 30, 1998